                                                                   Exhibit 10.80

        PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH PORTIONS ARE DESIGNATED "***".


        This Automotive Filter Sales Agreement (Agreement) is made October 1, 2002 by and between Monro Muffler Brake, Inc.(Buyer), having an office at 200 Holleder Parkway, Rochester, NY 14615 and The Valvoline Company (Seller), having an office at 3499 Blazer Parkway, Lexington, KY 40509, and continuing until October 31, 2007 unless previously terminated as allowable herein.


        PRICING

        The pricing on the attached Schedule A will be firm for one year from the signing of this agreement. Seller may from time to time change prices upward or downward. Price increases may take effect on the anniversary date of this agreement providing the Buyer has been given ninety (90) days written notice. Such future price increases shall be limited to ***.


        MARKETING AND PROMOTIONAL ALLOWANCES

        The following cooperative advertising promotional allowance credits will be issued quarterly to assist Buyer in the promotion of oil changes:

        Valvoline Branded Oil Filters                     *** per unit

        Valvoline Branded Air filters                     *** per unit

        The above cooperative advertising promotional allowance credits will be issued in the form of credit memos within 30 days of the end of each calendar quarter.


        CHANGEOVER

In consideration of entering into this agreement and in recognition of the Buyer's costs with such implementation, and the waiver of the Buyer requiring the Seller to relabel and/or replace existing product, the Seller agrees to provide an initial changeover credit to the Buyer of ***. Thereafter, a credit of *** each year will be provided by October 15th, beginning in 2003. This will provide a total reimbursement of *** for costs related to the changeover.

        BRAND DEVELOPMENT FUND

Seller will provide Buyer with a Brand Development Fund of *** per filter unit to promote the growth of the filter line. This fund will be capped at *** annually. This fund will be paid quarterly in the form of a credit to Buyer's account based upon the filters purchased.


        FREIGHT

        Seller agrees to deliver product to the Buyer at up to five (5) warehouse destinations, freight prepaid, FOB the Buyer's receipt address for regular stock orders meeting prepaid shipment minimums. Freight will be prepaid on orders of 500 units or more. For orders less than 500 units, freight will be added to the bottom of the invoice. Seller agrees to allow the Buyer to transport orders from the Seller's designated shipping/receiving point.




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

        PAYMENT TERMS

        All orders, regardless of size, will receive terms of ***.


        TURN TIME

        All orders will be shipped within five (5) working days from receipt of order.


        ORDER FILL

        Seller agrees to all terms and conditions relating to shipping and order fill as shown in Buyers Vendor Compliance Policy.


        DEFECTS/WARRANTY

        Credit for field defects will be provided via a credit of *** annually. Filters will be disposed of at the store level.


        STOCK ADJUSTMENT

        Annual obsolescence stock returns will be allowed in the amount of 15% of the previous year's purchases. No handling charge will be assessed for goods in salable condition. Salable condition is defined as packaging that is clean and free of all pricing stickers, marks, scratches, and in good physical condition.


        CATALOG SUPPORT

        Seller will provide buyer with an updated application catalog each year, along with any needed supplements or bulletins.

        Seller will also provide application data in an industry accepted AAIA format. Updates to be provided on a monthly basis, or as requested by buyer.


        LINE REVIEW

        Seller and Buyer to review product line assortment on an annual basis using sales history and VIO (vehicles in operation) data. All product groups will be reviewed and products will be added and deleted as deemed necessary.


        ASSIGNMENTS

        This agreement is non-assignable by the Buyer without the prior written approval of the Seller.

        WARRANTY

        Contact Valvoline Key Account Manager. Filter Kit will be sent overnight to store with instructions on necessary form completion and mailing instructions. After the filter review, a report will be generated which will indicate either the filter was not the cause of the problem or it was. If it was, the address and contact information for the insured party (Champion Labs) will be provided.




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

        SUPPLIER CHANGE OF CONTROLLING INTEREST

    a. In the event that a change of control of the Seller shall result in a party, person or corporate entity controlling a majority share of the Seller, and such party, person or corporate entity shall be a citizen of, or based in, a country which is, or becomes, listed on the United States of America's Department of State's Office of Defense Trade Control's Embargo Reference Chart, Buyer shall have the immediate right to terminate this agreement.

    b. In the event that the Seller is acquired, either directly or indirectly, through the sale of assets, merger, or otherwise, the Buyer, at its sole discretion, may terminate this Agreement upon 60 days written notice.

    c. In the event of a material change affecting the Buyer's petroleum products merchandise agreement The Valvoline Company, the Buyer reserves the right to cancel this agreement with 60 days written notice to the Seller.

CUSTOMER CHANGE OF CONTROLLING INTEREST

In the event that the Buyer is acquired, either directly or indirectly, through the sale of assets, merger, or otherwise, the Buyer, or its successor(s) may terminate this Agreement upon 60 days written notice.

MONRO MUFFLER BRAKE, INC.            THE VALVOLINE COMPANY, A DIVISION OF ASHLAND INC



By: /s/ David M. Baier               By: /s/ William S. Collier
    -------------------------            ---------------------------------------



Print Name: David M. Baier           Print Name: William S. Collier
            -----------------                    -------------------------------



Title: Vice President                Title: Vice President
       ----------------------               ------------------------------------









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